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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


                 Name of Subsidiary             State of Incorporation
                 ------------------             ----------------------

             Advanced Biosystems, Inc.                 Delaware

               SyCom Services, Inc.                    Delaware